Exhibit 4.3

XL SERVICES UK LIMITED PROFIT SHARING SCHEME

EMPLOYEES BOOKLET

A & L Goodbody

Dated the 15th day of December 2005

XL SERVICES UK LIMITED

One Part

GOODBODY TRUSTEES LIMITED
DERMOT O’DONOHOE
MICHAEL BRADY

Other Part

XL SERVICES UK LIMITED PROFIT SHARING SCHEME

(Relating to Shares in XL Capital Ltd)

TRUST DEED AND RULES

A&L Goodbody
International Financial Services Centre
North Wall Quay
Dublin 1

THIS DEED is made the 15th day of December 2005 BETWEEN

(1)	XL SERVICES UK LIMITED registered in the United Kingdom and whose registered office is situate at 70 Gracechurch Street, London EC3V OX2 (hereinafter called “the Company”) of the one part; and

(2)

GOODBODY TRUSTEES LIMITED whose registered office is situate at North Wall Quay, International Financial Services Centre, Dublin 1, DERMOT O’DONOHOE of 23 The Rise, Mount Merrion, Co. Dublin and MICHAEL BRADY of “Derrylin”, Merton Road, Dartry, Dublin 6 (hereinafter called “the Trustees”) of the other part

WHEREAS

A.

The Company is desirous of establishing a Revenue approved profit sharing scheme pursuant to the provisions of Chapter 1 of Part 17 and Schedule 11 to the Taxes Consolidation Act, 1997 as amended for the provision by Participating Companies (as herein defined) of funds for the purchase by the Trustees of fully paid shares of common stock of US$0.01 in the capital of XL Capital Ltd to be held in each case for the benefit of employees of the respective Participating Companies as herein set out;

B.	For the foregoing purposes the prior written approval of the Revenue Commissioners has been received.

NOW THIS DEED WITNESSES and it is hereby agreed and declared as follows:

The parties hereto hereby establish the Plan as the XL Services UK Ltd Profit Sharing Scheme with effect from the date hereof by the adoption of the trust provisions and Rules scheduled hereto in Schedules A and B.

IN WITNESS WHEREOF this Deed has been executed by the parties hereto the day and year first before written.

2

SCHEDULE A

TRUST PROVISIONS OF THE XL SERVICES UK LIMITED PROFIT SHARING SCHEME

1.	ESTABLISHMENT

The Plan known as the “XL Services UK Ltd Profit Sharing Scheme" shall be operated and administered in accordance with this Deed and the Rules contained in Schedule B hereto (hereinafter called "the Rules") and for a period (hereinafter called "the Trust Period") which commencing on the date hereof and which shall end at-

(a)

the expiration of the period of twenty years after the death of the survivor living on the date hereof of the descendants of his Late Britannic Majesty King George V which period shall be the perpetuity period applicable to this Deed; or

(b)

the Release Date referable to the Appropriation Date if any, either next following the date on which the Company shall go into liquidation (otherwise than for the purposes of a reconstruction or amalgamation in such circumstances that substantially the whole of the undertakings, assets and liabilities of the Company pass to a successor company) or if there is no Appropriation Date following the date on which the Company shall go into liquidation otherwise than for the purposes of a reconstruction etc. the Release Date referable to the Appropriation Date coincident with or immediately preceding the aforesaid date of liquidation; or

(c) such date as the Company with the agreement of the Trustees shall by deed declare to be the end of the Trust Period.

2.	INTERPRETATION

(1)

Words and expressions defined in the Rules and the rules of the construction set out therein shall (where the context so admits) apply throughout this deed and this Deed and the Rules shall be construed and take effect according to the laws of Ireland and any dispute thereon shall be heard in a Court in Ireland.

(2)	The Schedules and Appendices to this Deed shall form part of it.

3.	TRUSTEES’ COVENANTS AND OBLIGATIONS

(1)

Subject as provided herein and in the Rules the Trustees hereby covenant with each Participating Company to apply such sums received for that purpose in the acquisition in accordance with the Rules of Shares and to hold the same once appropriated upon trust for the respective Participants entitled thereto subject to the provisions of the Plan PROVIDED ALWAYS that:-

(a)

the Trustees shall not dispose of any Participant's Shares during the Retention Period applicable thereto (whether by transfer to the Participant or otherwise) unless the circumstances mentioned in paragraphs (a), (b) or (c) of Section 511(6) of the Act apply;

(b)

the Trustees shall not dispose of any Participant's Shares after the end of the Retention Period applicable thereto and before the Release Date except pursuant to a direction given by or on behalf of the Participant concerned and by a transaction which would not involve a breach of Participant's obligations under Rules 9(2)(a) and (b);

(c)

the Trustees shall deal with a Participant's Shares (and any right conferred in respect of any of his Shares to be allotted other shares, securities or rights of any description) only pursuant to a direction given by or on behalf of the Participant;

(d)

subject to Rule 13(1) the Trustees shall disregard any direction given in respect of the disposal or transfer of a Participant's Shares prior to the expiry of the Retention Period applicable thereto and shall not be required or bound to act in accordance therewith if to their knowledge the Participant in question is or would following implementation of such direction be in breach of such Participant's obligations in respect of his Shares under Rules 9(1) or 9(2);

	(e)	the Trustees shall in accordance with Rule 7(7) sell so many of the Shares acquired by them and which have not been appropriated or retain such Shares as Surplus Shares;

	(f)	the Trustees shall pay the net proceeds of any sale made pursuant to paragraph (e) above to the Participating Companies in whichever appropriate share the Trustees determine.

(2)

During the Trust Period any income received by the Trustees in respect of funds provided by any Participating Company but not for the time being used to acquire Shares shall be held by the Trustees and shall be held as part of the Residual Fund to be applied in accordance with Clause 27.

(3)

Subject as otherwise directed in the Rules (with particular reference to the requirements of Rule 8(1)) the Trustees shall hold any unappropriated Trust Property and any moneys in their possession and arising under the Plan for the benefit of the Participating Companies pro rata to their respective contributions in whichever appropriate share the Trustees determine.

(4)	The Trustees shall at all times comply with their obligations to make the tax payments properly incurred by them in the course of operating the Plan.

4.	COMPANY’S COVENANTS

The Company covenants with the Trustees -

(a) to pay them, or to procure that the other Participating Companies pay to them, such sums as pursuant to this Deed are required to be paid to them;

(b) to carry out, or to procure to be carried out, such other covenants as pursuant to this Deed are required of it or of the other Participating Companies.

5.	TRUSTEES AND PLAN ADMINISTRATOR’S OBLIGATIONS TO KEEP RECORDS AND RENDER ANNUAL REPORTS

(a)

The Trustees and the Plan Administrator shall using information notified to them in writing by the Participating Companies maintain such accounts and records as may be required for the proper operation of the Plan in accordance with statute and the general law and in particular as may be necessary to enable them to carry out their obligations under Chapter 1 of Part 17 and Schedule 11 to the Act.

(b)

Unless otherwise waived by the Company, the Trustees will render an annual written report to the Company setting forth all investments receipts and disbursements effected by them since the last such report.

6.	TRUSTEES OBLIGATION TO NOTIFY PARTICIPANTS OF SCHEDULE E LIABILITY

Where a Participant becomes liable to income tax under Schedule E by reason of the occurrence of any event relating to such Participant's Shares, the Trustees shall inform the Participant of any facts known to them relevant to determining that liability.

7.	DISCHARGE BY PARTICIPATING COMPANIES OF COSTS AND EXPENSES OF THE PLAN

Subject to Clause 27, under which expenses of the Plan may be paid by the Trustees, Rules 8(2) and 16(1) under which certain payments may be made to the Residual Fund and subject to Rules 7(7) and 16(2), all costs and expenses of and incidental to the establishment and maintenance of the Plan

(including any remuneration of the Trustees) shall be payable by the Participating Companies in such proportion agreed between them and the Trustees.

8.	AMENDMENT

Subject to Rules 16(6) to 16(8) inclusive the Company may by Resolution of the Board at any time, with the written approval of the Revenue Commissioners and the concurrence of the Trustees, by deed supplemental hereto executed by the Company and the Trustees, amend, extend or revoke any of the provisions of this Deed in such manner as it may think fit and all provisions of any such supplemental deed shall be binding on all Participants and Participating Companies PROVIDED THAT the foregoing power shall not be exercised so as:-

(a) to prevent the Plan from according with the requirements of the Act; or

(b) to affect adversely the interests of all or any of the Participants; or

(c) to extend the duration of the Trust Period beyond the perpetuity period applicable to this Trust Deed.

9.	PARTICIPATING COMPANIES

The Company shall have power exercisable from time to time by deed executed by the Company and the Trustees (expressed to be supplemental hereto) to agree that any Subsidiary shall become a Participating Company for the purposes of the Plan provided that such Subsidiary shall be a party to that supplemental deed for the purpose of acceding to the provisions of the Plan. A Subsidiary shall cease to be a Participating Company for the purposes of the Plan as from the date on which it ceases to be a Subsidiary or otherwise if so permitted by the Company and the Trustees to cease to be a Participating Company in which event the seceding Participating Company shall execute a supplemental deed with the Company and the Trustees on such terms as are agreed with the prior written approval of the Revenue Commissioners.

10.	AGREEMENT OF INITIAL MARKET VALUE WITH REVENUE

The Trustees may from time to time by agreement in writing with the Revenue Commissioners prescribe such date or dates being earlier than the Appropriation Date as the relevant date or dates for the determination of the Initial Market Value of any Shares as provided by Section 510(2) of the Act.

11.	PARTICIPATING COMPANIES TO SUPPLY TRUSTEES WITH INFORMATION

Each Participating Company shall supply the Trustees in writing with any information reasonably required by them for the purposes of the Plan. The Trustees may call for and shall be entitled and are hereby authorised to rely upon and accept as sufficient evidence of any fact or matter (upon which the Trustees may in exercise of any of the trusts, powers and provisions vested in them under the Plan require to be satisfied or to have information) a notification or certificate given on behalf of the Company or any other Participating Company as to any fact or matter prima facie within the knowledge of that company and the Trustees may rely and act upon any instruction received from the Board as evidenced by a copy of the appropriate resolution signed or purporting to be signed by the secretary or any director of the Company and the Trustees shall in no way be bound to call for further evidence or be responsible for any loss that may be occasioned by acting on such notification, certificate or instruction.

12.	TRUST TO BE IRISH RESIDENT

No person shall be capable of being appointed a Trustee unless, following his appointment, the majority of the Trustees are resident in Ireland for the purposes of the laws of Ireland relating to the taxation of income and capital gains.

13.	APPOINTMENT AND REMOVAL OF TRUSTEES

(1)

Subject to Clause 15 the Company shall have power (which may be exercised by resolution of the Board) at any time with the prior written approval of the Revenue Commissioners and having informed the Revenue Commissioners of the reason for the exercise of this power to remove from office any Trustee (by notice in writing addressed to such Trustee) and the Trustees shall accord therewith by taking whatever further action may be necessary to give effect thereto. Notice of removal from office of any Trustee shall be deemed to have been duly given if sent by post in a pre-paid cover to the Trustee's last known address and shall be deemed to have been received 48 hours after posting.

(2) The Company shall have power at any time by deed to appoint a new or additional Trustee or Trustees.

(3)

The Company hereby declares and confirms the independence of the Trustees in the exercise of all of their statutory functions and obligations under the Plan and undertakes that it shall not influence them in any manner. The Trustees shall administer the Plan and Trust impartially and in accordance with this Deed and the Rules of the Plan.

(4)

On the removal of a Trustee from office he shall be obliged (unless the Company waives this requirement) to furnish a written report to the Company containing the information set out in Clause 5(b) updated since the last report was rendered under that Clause.

14.	RESIGNATION OF TRUSTEES

(1)

Any Trustee may upon the expiry of six weeks prior notice in writing given to the Company and the remaining Trustees (if any) resign his office and thereupon cease to be a Trustee and shall not be responsible for any costs incurred by such retirement.

(2) When a Trustee resigns from office Clause 13(4) shall apply.

15.	NUMBER OF TRUSTEES

Without prejudice to the provisions of Clause 14 hereof there shall at all times be at least three individual Trustees or a Trustee which is a company or trust corporation and the Company shall exercise its powers under Clause 13 accordingly. At least one of the Trustees shall at all times be unconnected with the Company. An individual shall be regarded as unconnected with the Company if he is not and has not been a director or employee of it or any of its subsidiaries and in the case of a company if it is not or has not been XL Capital Ltd, any of its subsidiaries, or any of their respective affiliates. In the event of the death or retirement of any such Trustee the Company shall forthwith exercise its power of appointing a replacement Trustee who or which is also unconnected with the Company.

16.	TRUSTEES’ REMUNERATION

A Trustee (whether or not a professional or business person) shall be entitled to receive and retain such remuneration as may be agreed from time to time with the Company. Further, a Trustee shall be repaid or recompensed for such reasonable expenses as may be incurred in the performance of his duties as Trustee after accounting for the same.

17.	TRUSTEES (AND OTHERS) ENTITLED TO OWN SHARES WITHOUT IMPUNITY

(1)

The Trustees and any director or other officer of a corporate body acting as a Trustee hereof shall not be precluded from underwriting, guaranteeing the subscription of, subscribing for or otherwise acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of XL Capital Ltd, of any Subsidiary or any other company in which the Company or any Subsidiary may be interested or of any holding company or from entering into any contract or other transaction with the Company or any Subsidiary or any such other company or being interested in any such contract or transaction; and they shall not be in any way liable to account to the Company or any Subsidiary or Participant for any profits made or benefits obtained by them thereby or in connection therewith. Without prejudice to the generality of the foregoing, a Trustee which is a bank or any other company which provides goods or services or a subsidiary or associated company of the same who is a professional person or a partner in a firm of such persons shall be entitled to act as such for the trust constituted by the Plan or, as the case may be, to use the subsidiary or associated company or firm, and it and its subsidiary or associated company or as the case may be, he and his firm, shall be entitled to charge, receive and retain interest, commission, brokerage, fees or remuneration for services rendered in connection therewith without being liable to account for the same.

(2)

No decision of or exercise of a power by the Trustees shall be invalidated or questioned on the ground that the Trustees or any individual trustees of the Plan or any member of the board of directors of a corporate trustee of the Plan had a direct or personal interest as a beneficiary under the Plan in the result of any such decision or in the exercising of any such power.

18.	TRUSTEES MEETINGS AND WRITTEN RESOLUTIONS

(1)

(a) The Trustees may in their discretion make rules for the constitution and regulation of their meetings and the keeping of minutes and otherwise conduct their affairs in such manner as they may deem appropriate and make such arrangements in relation to the administration of the Plan and of the Trust Fund as they may consider advisable provided that all meetings of the Trustees shall be held in Ireland.

(b)

Any property subject to the trusts of the Plan may at any time in the discretion of the Trustees be vested in any person or persons (whether or not being one or more of the Trustees) as nominee or nominees for the Trustees.

(2) If and so long as there are more than two trustees of the Plan:

(a)

a resolution in writing signed by a majority of the Trustees (one of whom shall be Goodbody Trustees Limited for so long as it is a trustee of the Plan) individually shall be as valid as if the resolution had been passed at a meeting of the Trustees;

(b)

a resolution in writing may comprise one document signed by a majority of the Trustees (one of whom shall be Goodbody Trustees Limited for so long as it is a trustee of the Plan) or separate documents in the same terms which, when taken together, have been signed by a majority of the Trustees (one of whom shall be Goodbody Trustees Limited for so long as it is a trustee of the Plan) PROVIDED ALWAYS that where a decision relates to approving any alterations to the provisions of the Plan or the delegation by the Trustee of any of their powers (including, for the avoidance of doubt, the operation of any bank account) all Trustees must sign the resolution.

19.	BANK ACCOUNTS

Any money received by the Trustees pursuant to the provisions of this Deed may be placed on current or deposit or any other account of a similar nature with a bank or other licensed deposit taking institution carrying on business in Ireland, to be held in the name of the Trustees for the benefit of the Plan. The Trustees shall not be obliged to earn interest in respect of such money. Any bank account maintained by the Trustees in connection with the Plan may be operated by such Trustees or by two or more persons including at least one Trustee as the Trustees shall in their discretion direct.

20.	TRUSTEES POWERS

The Trustees shall in relation to the trusts, powers and discretions vested in the Trustees by these presents have all the rights, powers and privileges conferred upon trustees by the general law and by statute and by way of supplement it is expressly declared as follows:-

	(a)	the Trustees may, with the consent of the Company, from time to time appoint for the proper administration and management of the Plan such secretarial or executive officers or staff as they consider desirable on such terms as they think fit;

	(b)	the Trustees may, subject to the consent of the Company, from time to time in writing delegate any business and the exercise of any of the trusts, powers, discretions and duties imposed on them under the Plan to any person including the Plan Administrator (whether being a Trustee of the Plan or not) or persons or fluctuating body of persons and such delegation may be made upon such terms and conditions including power to sub-delegate and subject to such regulations as the Trustees may think fit; and the Trustees shall not be bound to supervise the proceedings of any such delegate or sub-delegate and shall not be liable for any default of any person to whom they delegate duties in connection with the Plan;

	(c)	the Trustees may, with the consent of the Company, employ and pay for the service of such registrars, solicitors, custodians or other professional or business advisers or agents generally as they consider desirable to advise on or transact or concur in transacting any business to be done in connection with the Plan or for the proper administration and management of the Plan or otherwise in connection therewith;

	(d)	the Trustees may in relation to these presents act on the opinion or advice of or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert whether obtained by the Company or by the Trustees or otherwise, provided the Trustees reasonably believe the advice or information to be accurate. Any such opinion, advice or information may be sent or obtained by letter, telegram, telex, facsimile transmission, email, telephone, radiogram or cablegram or other means and the Trustees shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

	(e)	the Trustees may at any time cause any part of the Trust Fund to be deposited for safekeeping with any one or more of the Trustees or any other persons (including any company or corporation) as custodian or sub-custodian or otherwise on behalf of the Trustees and may pay any expenses in connection therewith and Trustees may at any time cause Shares held within the Trust Fund to be held in certificated or uncertificated form;

	(f)	a Trustee hereof being a corporation may in the execution and exercise of all of the trusts, powers and discretions vested in the Trustees by these presents act by their appropriate officers and employees;

	(g)	any costs, charges or expenses incurred by the Trustees in accordance with this Clause shall form part of the costs, charges and expenses necessarily incurred by them in the execution of the trusts of the Plan.

21.	RECEIPTS

Any two Trustees or a trust corporation or a body corporate acting as a Trustee may give a valid and effectual receipt or discharge for the payment or transfer of any money or other property received by the Trustees.

22.	MAJORITY VOTING IF MORE THAN TWO TRUSTEES

Each of the powers and discretions hereby or by law vested in the Trustees shall subject as mentioned herein be an absolute discretion or power and if and so long as there are more than two trustees of the Plan:

(1)

all business brought before a meeting of the Trustees shall be decided by a majority of the votes of the Trustees present and voting thereon and in case of any equality of votes the chairman of the meeting shall have a second or casting vote and any Trustee who shall dissent from any exercise of any such power or discretion shall nevertheless, but without being responsible for loss, concur in executing or signing any deed or document and in doing any act necessary for giving effect to the exercise of such power or discretion by the majority of the Trustees PROVIDED ALWAYS that where a decision relates to approving any alterations to the provisions of the Plan or the delegation by the Trustees of any of their powers (including, for the avoidance of doubt, the operation of any bank accounts), the unanimous decision of all of the Trustees shall be required.

(2) a majority of the Trustees (one of whom shall be Goodbody Trustees Limited for so long as it is a trustee of the Plan) present at a meeting of the Trustees shall form a quorum.

(3) a sole corporate trustee of the Plan shall meet for the despatch of business and otherwise regulate its meetings in accordance with its memorandum and articles of association.

23.	TRUSTEES TO COMPLY WITH BOARD DECISIONS

The Trustees shall comply with any directions given by the Board and by a Participant pursuant to and in accordance with the Rules and shall not be under any liability in respect thereof to any Participating Company or to any Participant.

24.	TRUSTEES EXCLUSION FROM LIABILITY

In the professed operation of the Plan (including without prejudice to the generality thereof the powers under Clause 20) no Trustee shall be liable for any loss arising by reason of any mistake or omission made in good faith by him or by reason of any other matter or thing including the fraud, negligence or default of another Trustee, nominee, agent (whether or not the appointment of such agent was strictly necessary), officer or other delegate unless fraudulent, in wilful default or, in the case of a Trustee engaged in the business of providing a trustee service for a fee, negligent himself.

25.	PARTICIPATING COMPANIES INDEMNIFY TRUSTEES

Without prejudice to any right of indemnity by law given to trustees and any attorney, agent or other person appointed by the Trustees hereunder each Participating Company hereby covenants with the Trustees jointly and severally that it will at all times hereafter keep each of them and each and all of their successors in title as Trustees and each of their estates and effects fully indemnified and saved harmless against the whole or all of any claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities as result from the negligence of any Trustee but without prejudice to the provisions of this Deed and so that no Trustee shall be indemnified hereunder or exonerated in respect of any such liabilities arising from his own fraud or wilful default or, in the case of a Trustee engaged in the business of providing a trustee service for a fee, his negligence. Without prejudice to the right of the Trustees to claim against the Company or any Participating Company, as between themselves the Participating Companies shall bear the amounts so paid in proportion to the number of Shares for the time being appropriated to and/or held on behalf of the respective Participants employed by each of them at the relevant date or otherwise as the Participating Companies may agree between themselves.

26.	TRUSTEES ONLY LIABLE TO SATISFY MONETARY OBLIGATIONS TO THE EXTENT OF MONEY WITHIN THEIR CONTROL; TRUSTEES MAY ASSUME PARTICIPATING COMPANIES ARE

OBSERVING THEIR COVENANTS

(1)

The Trustees shall not be liable to satisfy any monetary obligations under the Plan (including but without prejudice to the generality of the foregoing any monetary obligations to Participants) beyond the sums of money (including income (if any) arising from the investment thereof) from time to time in their hands or under their control as Trustees of the Plan and properly applicable for that purpose.

(2)

Except as herein expressly provided the Trustees shall be and are hereby authorised to assume without enquiry in the absence of knowledge by or express notice to them to the contrary that the Company any Participating Company and the Board are duly performing and observing all the covenants and provisions contained in these presents and to be performed and observed and notwithstanding knowledge by or notice to the Trustees of any breach of covenant or obligation by the Company or any Participating Company it shall be in the discretion of the Trustees whether to take any action or proceedings or to enforce the performance thereof and in any case in which the Trustees decide to take any action or proceedings or to enforce the performance thereof they shall first be indemnified to their satisfaction by the Company against all proceedings, claims and demands to which the Trustees may thereby become liable and all costs, charges, expenses and liabilities which may thereby be incurred.

27.	RESIDUAL FUND

The Trustees shall hold and apply the Residual Fund as follows:-

	(a)	in paying the costs, charges and expenses incurred in the operation of the Plan as they in their absolute discretion shall determine; and

(b)

subject as aforesaid, any moneys at any time which are not immediately required to be applied by the Trustees in a particular manner may be placed on deposit (either with or without interest) with any bank or other deposit taking institution in Ireland as the Trustees may determine; and

	(c)	in appropriating Shares to Participants as soon as practicable after the Shares form part of the Residual Fund.

28.	CONSEQUENCES OF DETERMINATION OF PLAN

(1)

Upon the determination of the Plan any Shares registered in the names of the Trustees (or their nominee) to which any Participant is absolutely entitled shall be transferred to such Participant provided this would not be in breach of Chapter 1 of Part 17 and Schedule 11 to the Taxes Consolidation Act 1997.

(2)

Any Shares held by the Trustees which at the date of determination have not been appropriated to Eligible Employees shall be sold by the Trustees. The proceeds of sale, and the other assets representing the Trust Property, after meeting such expenses of the Trust in relation to such sale and associated administration expenses, shall be transferred to the Participating Companies in such proportion as the Trustees shall decide.

SCHEDULE B

RULES OF THE XL SERVICES UK LTD PROFIT SHARING SCHEME

1.	INTERPRETATION AND CONSTRUCTION

(1) In these Rules:-

"Acceptance Amount"

means in respect of an Offer the aggregate amounts which Eligible Employees have advised to the Company under Rule 3(5), on Instruction Forms (returned by the due date) to be used to acquire Shares for appropriation under the Plan;

“Act” “Agent”	means the Taxes Consolidation Act 1997; means such brokerage or bank as the Trustees, with the consent of the Company, may determine from time to time;

“Announcement”	means the announcement by the Board of the terms of an Offer under the Plan;

“Annual Bonus”	means the amount of annual bonus declared in accordance with the provisions of Appendix 3 which is payable to an Eligible Employee by the Board each time it decides to issue an Announcement;

“to appropriate”

means formally to vest a beneficial interest (subject to the provisions of the Plan) in specific Shares in a Participant pursuant to these Rules and the expression "appropriation" shall be construed accordingly;

“Appropriation Date”	means any date on which Shares are appropriated by the Trustees after the relevant Announcement;

“Appropriate Percentage”	in relation to any Shares shall be construed in accordance with Section 509(1) of the Act;

“Approved Plan”	means any scheme which is for the time being approved by the Revenue Commissioners in accordance with Chapter 1 of Part 17 and Schedule 11 to the Act;

“Auditors”	means the firm of auditors for the time being of the Company or in the event of there being more than one such firm such one of them as the Company shall select;

“Board”	means the Board of Directors of the Company for the time being or a duly authorised committee thereof;

“Company”	means XL Services UK Ltd, a UK company formed under the laws of the United Kingdom;

"Contract"

means a contract of participation (in the form set out in Part A of Appendix 2 to Schedule B to the Trust Deed or in such other form as the Trustees and the Board may from time to time require and which has been approved in writing by the Revenue Commissioners);

“Eligible Employee”	means every individual (excluding any individual ineligible to participate by virtue of the provisions of Part 4 of the Schedule 11 to the Act) who:

(a)

has been for a continuous period of three months ending on the relevant Qualifying Date and is, subject to Rule 7(5), on the relevant Appropriation Date an employee (including a full-time director) employed by any Participating Company who is chargeable to tax in respect of his office or employment under Schedule E; or

(b)

is or has been an employee or full-time director of a Participating Company designated by the Board as an Eligible Employee and who is chargeable to tax in respect of his office or employment under Schedule E;

For this purpose, “full time” in relation to a salaried director shall mean employment on terms which require him to devote substantially the whole of his time and in any event not less than 25 hours each week to the duties of his office or employment;

Employment in XL Services Ireland Limited may be taken into account for the purposes of the 3 month qualifying period referred to at part (a) above;

“Group” “Initial Market Value”

means the Company and the Participating Companies for the time being ;

in relation to any Shares appropriated to a Participant under Rule 7 shall be such value as determined in accordance with Section 510(2)(a) of the Act or where Clause 10 of the Trust Deed applies such value as is agreed in writing between the Trustees and the Revenue Commissioners;

"Instruction Form"

means an instruction by an Eligible Employee to his employer in the form set out in Part B of Appendix 2 to Schedule B to the Trust Deed or in such other form as the Trustees and the Board may from time to time require and which has been approved in writing by the Revenue Commissioners;

“Locked-in-Value”	in relation to any Shares, shall be construed in accordance with Section 512(1) of the Act;

"Offer"	means an offer made by the Board under the Plan in accordance with the terms of an Announcement;

“Participant”

means any Eligible Employee to whom Shares have been appropriated and which continue to be Plan Shares including (where the context so admits) any person in whom an interest in Plan Shares or an entitlement thereto is or becomes vested;

“Participant's Shares”

in relation to any Participant means such Shares as have been or are deemed to have been appropriated to that Participant under the Plan and are for the time being held by the Trustees and (where the context so admits) includes any new shares (within the meaning of Section 514(1) of the Act) issued in respect of or otherwise representing such Shares following a company reconstruction (as also defined in that section);

“Participating Company”	means the Company and any Subsidiary which has entered into a supplemental deed pursuant to Clause 9 of the Deed;

“Plan”	means the Plan established by this deed and rules in Schedules A and B, known as the XL Services UK Ltd Profit Sharing Scheme, subject to any amendment thereto effected from time to time;

“Plan Administrator”	means such person or persons (if any) duly appointed under Clause 20(b) by the Trustees with the consent of the Company from time to time, to administer the Plan;

“Plan Share”	any Share which has been appropriated in accordance with Rule 7(1) and continues to be held by the Trustees on behalf of a Participant;

“PSS Bonus” “Qualifying Date”	has the meaning assigned to it in Appendix 3; in relation to an Offer means the 31st December of the year preceding the year in which the Offer is made;

“Release Date”

in connection with any of a Participant's Shares means the third anniversary of the date on which such Shares were appropriated or deemed to have been appropriated to him or such other date as may be determined by Section 511(2) of the Act;

“Residual Fund”

means all moneys and Surplus Shares directed to be held as part of the Residual Fund or for which no specific provision is made (other than under Clause 27) and the income (if any) arising therefrom all of which shall be held in accordance with Clause 27;

“Retention Period”

in connection with any of a Participant's Shares means the period beginning on the date on which such Shares are appropriated or deemed to have been appropriated to him and ending on the second anniversary of that date (or such other anniversary of that date as may be determined by Section 511(1) of the Act) or, if it is earlier, (a) the date on which the Participant ceases to be an employee or if a salaried director ceases to be a director of any Participating Company by reason of injury or disability or on account of his being dismissed by reason of redundancy within the meaning of the Redundancy Payments Acts 1967 to 1991 or (b) the date on which the Participant reaches pensionable age as defined in Section 2 to the Social Welfare (Consolidation) Act 1993 or (c) the date of the Participant's death;

“Rules”	means the Rules contained in Schedule B and the Appendices thereto as amended from time to time;

“Share”

a fully paid share of common stock having a par value of US$0.01in XL Capital Ltd (or such other denomination arising from time to time out of a stock split provided those shares shall comply with the requirements of Schedule 11 to the Taxes Consolidation Act, 1997);

“The Stock Exchanges”	means the New York Stock Exchange and any other stock exchange or any successor on which exchange the Shares are admitted for trading and listed from time to time;

“Subsidiary”	means any company which is controlled by the Company in accordance with Section 432 of the Act;

"Surplus Shares"	means Shares acquired under Rules 5(2), 6(6), 7(7) and 8(2) and held as part of the Residual Fund;

“Trust”

means the XL Services UK Ltd Profit Sharing Scheme established for the Plan by the adoption of the trust provisions and rules of the Plan, subject to any amendments thereafter effective from time to time;

“Trustees”	means the trustee or trustees for the time being and/or from time to time of the Plan, the initial Trustees being [Goodbody Trustees Limited, Dermot O’Donohoe and Michael Brady];

“Trust Deed”	means the deed adopting the trust provisions and Rules of the Plan;

“Trust Fund”	means the Trust Property and Shares which have been appropriated;

“Trust Period”	means the period defined in Clause 1;

"Trust Property"	means the Residual Fund and any other securities, money or other property (excluding Shares which have been appropriated) held by the Trustees subject to the Plan;

“Year of Assessment”	has the meaning assigned to it in Section 2 of the Act.

(2)	Where the context so admits any reference in these Rules:-

(a) to the singular number shall be construed as if it referred also to the plural number and vice versa;

(b) to the masculine gender shall be construed as if it referred also to the feminine gender;

(c) to a statute or a statutory provision shall be construed as if it referred also to that provision as amended or re-enacted if applicable.

2.	PLAN OFFERS

	(1)	Subject to Rule 2(3) the Board may, at its discretion, make an Offer once a year (or more frequently). Whenever an Offer is made by the Board it shall issue an Announcement.

	(2)	Whenever the Board decides to make an Offer it shall by written resolution decide on the terms of the Announcement.

	(3)	The Announcement shall specify

(i) the Eligible Employees to whom the Offer applies;

(ii) that each Eligible Employee may elect to receive an amount equal to their Annual Bonus;

(iii)

that all or part (as specified by the Board) of the sum at (ii) may be used to acquire Shares for appropriation under the Plan or be paid to Eligible Employees (subject to the deduction of usual statutory withholdings).

3.	COMMUNICATION OF OFFERS AND ACCEPTANCES

	(1)	As soon as practicable after an Announcement is made details of how the Offer applies to each Eligible Employee shall be communicated to him by the Company.

	(2)	If he is not already a Participant under the Plan he must sign and return a Contract.

	(3)	If an Eligible Employee who is a Participant has revoked any previous Contract he will need to sign a new Contract in order to participate in the referable Offer.

	(4)	The Company shall issue a Contract to all affected Eligible Employees who need to sign one in order to receive a Share appropriation in respect of a particular Offer.

(5)

In respect of each Offer the Company shall issue each Eligible Employee with an Instruction Form which he must complete to signify his acceptance of his share of the Offer and the amount of it he wishes to receive as Shares (or in cash subject to statutory withholdings).

	(6)	The Contract and the Instruction Form must be returned within the time specified by the Company (which may, in its discretion, be extended).

(7)

For each Offer, the Company shall notify the Trustees and the Plan Administrator of the terms of the Announcement , the acceptances under Rule 3(5) which require to be satisfied by the appropriation of Shares under the Plan and the names and addresses (and any other information the Trustees or the Plan Administrator may require) of the affected Eligible Employees.

(8)

For each Offer the Company ( subject to Rule 5(3)), shall either pay the Agent at the Trustees’ order or (if otherwise agreed with the Trustees) pay into the Trustees’ bank account the amount necessary to satisfy acceptances notified to the Trustees under Rule 3(7) within seven days of such notification (or such longer period as the Trustees shall agree).

4.	INDIVIDUAL LIMIT

The total of the Initial Market Values of all the Shares so appropriated in any Year of Assessment to a Participant shall not exceed the limit from time to time prescribed in paragraph 3(4) of Part 2 of the Schedule 11 to the Act.

5.	ACQUISITION OF SHARES

(1)

As soon as practicable after an Announcement is made, Shares shall be acquired under Rule 6 by the Trustees acting through their Agent to give effect to acceptances received under Rule 3(5). If the Trustees so elect, Shares shall be acquired prior to the return date for such acceptances under Rule 3(5).

(2)

The Trustees shall endeavour to acquire the exact number of Shares to satisfy acceptances received under Rule 3(5) but should extra Shares be acquired these shall be retained as part of the Residual Fund.

(3)

The Participating Companies shall, unless the Board otherwise directs, bear the acquisition costs (including stamp duty, commission and other acquisition costs) of Shares referable to their respective Eligible Employees. Where the Board makes an aforesaid direction the Company may discharge all the aforementioned acquisition costs and may seek reimbursement from the Participating Companies of their respective portions. Each Participating Company shall, on demand, from the Company, reimburse it for its share of the acquisition costs.

6.	ACQUISITION OF SHARES BY THE TRUSTEES AND RIGHTS ATTACHING TO SHARES AND LISTINGS

(1)

Subject as hereinafter provided, the acquisition of any Shares by the Trustees pursuant to Rule 5 shall be effected by purchase, acting through its Agent, of Shares through The Stock Exchanges or pursuant to Rule 9(5).

(2)

The Trustees, shall, subject to Rule 4, purchase the maximum number of Shares that can be purchased out of the Acceptance Amount, from such shareholders as are willing to sell such Shares to the Trustees at that time or on The Stock Exchanges (or both).

	(3)	Shares purchased under Rule 6(2) shall take place within 10 days (or such later date as the Trustees in their discretion may determine) of the latest acceptance date under Rule 3(6).

	(4)	The price for purchase of Shares shall be determined as follows:-

(i) If the Shares are listed on The Stock Exchanges then:

(a)

if Shares are both purchased on The Stock Exchanges and purchased direct from any shareholder and not through The Stock Exchanges the price of purchase from a shareholder shall (unless the Trustees determine that paragraph (b) shall apply) be the same as the purchase price on The Stock Exchanges (excluding all costs of purchase) or if there is more than one purchase price on The Stock Exchanges then the price obtained by dividing the total of such purchase prices of each Share purchased on The Stock Exchanges by the total number of Shares so purchased;

(b)

If the Trustees elect that this paragraph shall apply even if Shares are to be purchased on The Stock Exchanges then the price of purchase from a shareholder shall be as agreed in writing between the Revenue Commissioners and the Trustees for that purpose or the middle market quotation of a Share as derived from the New York Stock Exchange official list for the last dealing day before the date of purchase from the shareholder (or the first purchase out of that Acceptance Amount, if more than one), or such earlier date as may be agreed in writing by the Revenue Commissioners and the Trustees for that purpose;

		(ii)	If the ordinary share capital is not listed on The Stock Exchanges every Share shall be purchased at the price agreed by the Trustees with the Revenue Commissioners in writing to represent the market value, as at the date of subscription or purchase by the Trustees (or such earlier date as may be agreed in writing by the Revenue Commissioners and the Trustees for that purpose), of a Share subject to no restrictions of any kind other than those set out in the XL Capital Ltd’s charter and bylaws.

(5)

The Trustees shall be entitled to adjust any such number of Shares to be acquired by them to a whole number of Shares as they shall think fit and to reduce such number of Shares to ensure that the limit specified in Rule 4 is not exceeded in any case and in the event that Shares have been purchased where different rights attach to some Shares than to others, Shares shall be appropriated to Participants insofar as possible to ensure that Shares carrying the same rights are appropriated between them in proportion to their entitlements.

(6)

In the event that any Shares held by the Trustees are not appropriated as a result of any adjustment or reduction under (5) above such Shares shall be sold immediately and the proceeds be used in the administration of the Plan unless the Trustees elect to hold them as Surplus Shares.

7.	APPROPRIATION OF SHARES

(1)

Subject to the following paragraphs of this Rule, the Shares acquired by the Trustees pursuant to Rule 6 shall be appropriated by the Trustees to the Participants entitled thereto on the relevant Appropriation Date.

(2)

Subject to the provisions of the following paragraphs of this Rule any appropriation of Shares under the Plan shall be made by allocating the same among all the Participants in the same proportions as their respective acceptances bear to each other on the basis that the aggregate Initial Market Value of the Shares appropriated to each Participant is as nearly as possible pro- rata to the aggregate of such amounts specified in his Instruction Form.

(3)

Where the Shares acquired by the Trustees consist of Shares the rights in respect of which are not identical, the Trustees shall appropriate the Shares in respect of which the rights are not identical amongst all the Participants pro rata to their entitlement determined in accordance with the referable Announcement and Instruction Forms.

(4)

Shares shall not be appropriated to a Participant at any time if at the time he has, or at any time within the preceding twelve months he had, a material interest in a close company (as defined in paragraph 14 of Schedule 11 to the Act) which is:

		(i)	XL Capital Ltd; or

		(ii)	a company which has control of XL Capital Ltd or which is a member of a consortium owning XL Capital Ltd,

and for the purposes of this Rule 7(4), a company is a member of a consortium owning another company if it is one of not more than five companies which between them beneficially own not less than three-quarters of the other company's ordinary share capital and each of which beneficially owns not less than 1/20th of that capital and the term "control" shall be construed in accordance with Section 432 of the Act.

	(5)	The Trustees shall only appropriate Shares to an Eligible Employee:

(i)

provided he is such on the Appropriation Date (unless he has ceased to be an Eligible Employee after the referable Announcement Date by reason of injury, disability, death, redundancy or retirement on reaching pensionable age or at any other age at which he is bound to retire in accordance with his contract of employment); and

		(ii)	if, on the Appropriation Date, he is not under notice either given or received of termination of his employment (but so that such notice shall not include notice given or received in connection with the termination of his employment by reason of injury, disability, redundancy or retirement pursuant to (i)).

	(6)	No Shares shall be appropriated to a Participant which do not satisfy the conditions set out in Part 3 of Schedule 11 to the Act.

(7)

The Trustees may sell for the best consideration in money reasonably obtainable any Shares which they do not appropriate under this Rule 7 and refund the net proceeds thereof to the Participating Companies in whatsoever appropriate share the Trustees determine or, in the alternative, shall retain such Shares as Surplus Shares.

(8)

As soon as practicable after any appropriation of Shares to a Participant the Trustees or the Plan Administrator, as the case may be, will give him notice in writing thereof stating the number, description and Initial Market Value of the Shares so appropriated and the date on which those Shares were so appropriated.

	(9)	Where the Trustees are unable to acquire sufficient Shares to satisfy in full appropriations pursuant to this Rule 7 the appropriations shall be reduced pro-rata.

	(10)	Where feasible, Shares will be appropriated on one day within 30 days of their acquisition or where not so feasible on such other day as the Trustees may determine.

(11)

The Trustees shall not appropriate as Shares so much of a Participant's allocation as he shall have elected under the Instruction Form completed by him to take in cash. In determining the amount to be appropriated as Shares the Trustees or the Plan Administrator, as the case may be, may make any necessary rounding up or down.

8.	TRUSTEES’ ACCOUNTABILITY TO A PARTICIPANT AND PARTICIPATING COMPANIES

(1)

The Trustees shall distribute to a Participant once a year before the end of the tax year in which the Trustees received any money or other assets and in particular any dividends received by them in respect of or by reference to that Participant's Shares, but excluding:-

(a)

any sum received by them on a sale of rights pursuant to Rule 11 and which is to be applied on the direction of the Participant concerned in financing the exercise of other such rights pursuant to a direction under that Rule; and

(b) any securities comprising a new holding (as defined in Section 584 of the Act); and

(c) such part of any sum so received as the Trustees may have received from the Participant pursuant to the Participant's obligations under Section 511(4)(c) of the Act.

	(2)	If prior to the appropriation of any Shares under Rule 7 the Trustees:-

(a)

become entitled in respect of such Shares to any rights to be allotted or to subscribe for further securities in XL Capital Ltd (other than a capitalisation issue of shares of the same class as the Shares then held by the Trustees pending an appropriation which shall be retained by the Trustees and shall form part of the Shares to be appropriated among Participants on such appropriation) the Trustees may either:

(i) sell the same for the best consideration in money reasonably obtainable and retain the net proceeds of sale as part of the Residual Fund; or

(ii)

sell enough of the rights to enable the subscription of the balance of such rights not so sold and any securities (provided they constitute ordinary share capital of the company for the purposes of Schedule 11 to the Act) so acquired shall form part of the Residual Fund; or

(iii)

request the Company and the Participating Companies for cash to take up the entire in which event the Company shall procure that the relevant amount is paid to the Trustees or to their order for such purpose and they shall take up the entire provided that the Trustees shall take no action which would prejudice approval of the Revenue Commissioners of the Plan and any securities so acquired shall form part of the Residual Fund. Any cash contributed by a Participating Company to enable the Trustees take up the aforementioned rights shall be taken into account for the next Offer under the Plan;

(b)	receive any dividends they shall after providing for any taxation payable on them hold the net amount of such dividends and shall retain the same as part of the Residual Fund.

9.	DEALING WITH A PARTICIPANT’S SHARES

(1)

Subject to Rule 13, during the Retention Period applicable to any of a Participant's Shares the Participant concerned shall permit them to remain registered in the name of the Trustees or their nominee or custodian and shall not assign, charge or otherwise dispose of his beneficial interest therein.

	(2)	At any time before the Release Date applicable to any of a Participant's Shares the Participant concerned must:-

(a)

not direct the Trustees to dispose of any of such Shares except by a transfer to which sub-paragraph (b) below applies or which is effected pursuant to Rule 13(1) unless such disposal is to be effected by sale for the best consideration in money as can reasonably be obtained at the time of such sale; and

(b)

if he directs the Trustees to transfer any of such Shares to him pay to the Trustees a sum pursuant to Section 511(4)(c) of the Act equal to income tax at the standard rate on the Appropriate Percentage of the Locked-in-Value of the Shares at the time of the direction; and

(c)

if he wishes to dispose of his interest in any Shares he must agree with the Trustees not to sell the beneficial interest in any of those Shares except for cash at a price equal to that which the Trustees would have been required to obtain had they simultaneously sold those Shares in accordance with a direction given under paragraph (a) above.

(3)
(a)

As soon as practicable after the Release Date applicable to a Participant's Shares, the Trustees shall transfer the ownership of the Participant's Shares into his name or into the name of a nominee on his behalf and shall give the Participant notice of their intention to transfer the Participant's Plan Shares into his name or into the name of a nominee.

(b)

At the discretion of the Trustees and the Company, prior to the Release Date the Participant may be offered the opportunity to request the Trustees to dispose of some or all of his Plan Shares as soon as practicable on or after the Release Date, at the best consideration in money that can reasonably be obtained at the time of sale instead of having such Plan Shares transferred into his name or into the name of a nominee. If the Participant wishes to direct the Trustees to dispose of his Plan Shares in this manner he must do so within the time permitted.

	(4)	Where -

(i) a Participant assigns, charges or otherwise disposes of the beneficial interest in any of his Shares or whenever the beneficial interest in his Shares is vested in some other person, and

(ii) the assignment, charge, disposal or vesting is made from a holding of his Shares which was appropriated to him at different times,

then, for all the purposes of these Rules, the assignment, charge, disposal or vesting shall be treated as being of Shares which were appropriated earlier before those which were appropriated later.

(5)

At the time a Participant directs the Trustees to dispose of any of his Plan Shares the Trustees may offer to purchase the beneficial interest in such Plan Shares from the Participant at the best consideration in money that can reasonably be obtained at the time of the sale and for this purpose Rule 6(4) shall apply.

10.	VOTING RIGHTS IN RESPECT OF PARTICIPANTS’ SHARES

(1) The Trustees shall not exercise any voting rights on a show of hands (other than to request a poll) in respect of Participants' Shares.

(2)

The Trustees shall on a poll in respect of a Participant's Shares vote only in accordance with any direction given by that Participant in writing at least three working days (or such other period as the Trustees may from time to time determine) before the date on which those voting rights are exercisable and in the absence of such a direction the Trustees shall not vote in respect thereof.

(3)

Prior to appropriation of any Shares, the Trustees shall not exercise any voting rights attaching to them or (save as specifically provided in these Rules) transfer or agree to transfer the Shares or any securities allotted in respect of those shares.

(4)

Notwithstanding the foregoing sub-Rules in this Rule 10 (and subject to Rules 11(2) and 13(4)) the Trustees are not required to seek voting instructions in respect of a Participant’s Shares and neither are they required to copy to Participants notices, circulars or other documents sent to them as a holder of Shares but the Trustees shall make such documents available to a Participant on request.

11.	RIGHTS ISSUES

(1) In the event of XL Capital Ltd making an offer or invitation conferring any rights upon its shareholders to acquire against payment additional securities or rights of any description in XL

Capital Ltd the Trustees shall comply with any direction from a Participant (which must be received by the Trustees at least five business days before the said offer or invitation lapses or by such other time as the Trustees may from time to time determine) concerning the exercise or sale of any rights which in accordance with Rule 14 are attributable to that Participant's Shares provided that the Trustees shall not be required to exercise any such rights except to the extent that they have been provided with the full amount payable on such exercise either by the Participant concerned or (with his authority) out of the net proceeds of the sale, nil paid, of another part of the rights attributable to that Participant's Shares.

(2)

If the Trustees receive any such offer or invitation as is referred to in Rule 11(1), they shall notify each Participant concerned of the rights calculated in accordance with the provisions of Rule 14 which are attributable to his Shares.

(3)

Subject to the Act, any securities taken up by the Trustees on behalf of a Participant under Rule 11(1) above shall form part of that Participant's Shares and shall be deemed to have been appropriated at the same time as, and shall be held by the Trustees on the same terms as, the Participant's Shares to which they relate.

12.	CAPITALISATION ISSUES

In the event of XL Capital Ltd allotting any new securities by way of capitalisation to the Trustees in respect of any Participant's Shares such new securities shall, subject to the Act, form part of that Participant's Shares and shall be deemed to have been appropriated at the same time as, and shall be held by the Trustees on the same terms as, the Participant's Shares to which they relate.

13.	TAKEOVERS AND OTHER TRANSACTIONS AFFECTING A PARTICIPANT’S SHARES

	(1)	In the event that:-

(a)

an offer is made to acquire any Participant's Shares (in this sub-Rule 13(1)(a) referred to as "original shares") in circumstances such that acceptance thereof will result in a new holding (as defined in Section 584 of the Act) being equated with such original shares for the purposes of Capital Gains Tax; or

(b)

an offer is made to acquire any Participant's Shares as part of a general offer made to holders of securities of the same class as the Participant's Shares for a cash consideration, with or without other assets and is also made in the first instance on a condition such that, if it is satisfied, the person making the offer will have control of XL Capital Ltd (within the meaning of Section 11 of the Act) or;

(c)

a transaction is proposed which affects a Participant's Shares or such of them as may be of a particular class and such transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:-

			(i)	all the ordinary shares of XL Capital Ltd or, as the case may be, all the securities of the class in question; or

			(ii)	all the ordinary shares or securities of the class in question which are held by a class of shareholders identified otherwise than by reference to their participation in an Approved Plan;

then notwithstanding anything in Rule 9 the Trustees may, at the direction of the relevant Participant, accept such offer or, as the case may be, agree to such compromise arrangement or scheme in respect of that Participant's Shares.

(2)

In the event that any offer is made or compromise, arrangement or scheme proposed affecting any of a Participant's Shares which does not fall within Rule 13(1) above then the Participant concerned may only direct the Trustees to accept or agree thereto to the extent that implementation thereof would not result in a breach of Rule 9.

(3)

In the event of any Participant's Shares being compulsorily acquired under applicable laws consequent upon an offer or transaction as is mentioned in paragraph (1) above or if under any scheme, merger, compromise or arrangement arising under applicable laws any Participant's Shares are transferred to another company or cancelled for a consideration consisting of cash and/or shares, the Participant concerned shall be deemed to have been entitled to give and to have given a direction in respect thereof under paragraph (1) above immediately prior to such acquisition, transfer or cancellation and the provisions aforesaid shall apply as if the offer had been accepted or the transaction agreed to in pursuance of such direction.

(4)

The Trustees will promptly take all reasonable steps using information supplied by the Company or XL Capital Ltd to notify Participants of the principal terms of any offer, transaction, compromise, merger, arrangement or scheme falling within this Rule and in the absence of any direction from a Participant concerning how the Trustees should act thereon in respect of such Participant's Shares the Trustees shall not take any action in respect thereof.

14.	FRACTIONS ARISING FROM THE ISSUE OF NEW SECURITIES BY REFERENCE TO A PARTICIPANT’S SHARES

(1)

If the Trustees become entitled to receive any securities or other rights in respect of their holding of Participants' Shares the Trustees shall allocate such securities or other rights concerned on a proportionate basis.

	(2)	If the allocation should give rise to a fraction of a security or right, the Trustees shall:-

		(i)	round such aggregate allocation down to the next whole share, security or right, and

		(ii)	sell any remaining share, securities or rights and, subject to Rule 16(1), distribute the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by them) to the Participants concerned in due proportion.

(3)

Where the Trustees receive any new shares (within the meaning of Section 514(1) of the Act) in respect of their holding of a Participant's Shares, the Trustees shall allocate the new shares to that Participant on a proportionate basis by reference to the relative times of appropriation of his Shares, and if the allocation should give rise to a fraction of a new share, the Trustees shall round the allocation up or down to the next whole new share as they think fit.

15.	DIRECTIONS AND NOTICES

(1)

To be valid any direction to the Trustees or the Plan Administrator on behalf of the Trustees, as the case may be, in respect of a Participant's Shares must be given in writing by or on behalf of the Participant concerned and subject to Rule 15(3) shall only be effective when it is received by the Trustees or the Plan Administrator, as the case may be.

(2)

Notwithstanding the foregoing, the Trustees or the Plan Administrator, as the case may be, may at the risk of the Participant concerned act on instructions given or purported to be given by telegram, cablegram, email, facsimile message or telex message.

(3)

A direction complying with the provisions of the Plan once duly given and received as mentioned in Rule 15 (1) but subject to Rule 15 (2) shall (subject to this Rule 15(3)) be carried out by the Trustees or the Plan Administrator, as the case may be, as soon as practicable in accordance with its terms unless prior to their acting in respect thereof the Trustees or the Plan Administrator, as the case may be, receive written notice from the Participant revoking that direction. The Trustees or the Plan Administrator, as the case may be, shall incur no liability to a Participant (or to any such person as aforesaid) if they act upon a direction or do not act following a revocation purporting to have been duly given as aforesaid.

(4)

Any notification or other communication to be given to a Participant in connection with the Plan shall be deemed to have been duly given if sent by post in a pre-paid cover to the Participant's address as shown in the Plan Administrator’s records for the time being or if sent to him at his place of work or if sent by email provided confirmation of receipt has been obtained and the Trustees and the Group shall have no liability whatsoever to a Participant in respect of any notification, document, payment or other communication so given, sent or made nor shall the Trustees or the Group be concerned to see that any Participant actually receives the same.

(5)

All notices, notifications and certificates to be given by any Participating Company to the Trustees under the Plan shall be in writing (or by email provided confirmation of receipt by the Trustee is received by the Participating Company) and shall be delivered to the Trustees at their last known address or at such other address as the Trustees shall from time to time notify to the Company. All notices, notifications and certificates to be given by any Participating Company to the Plan Administrator under the Plan shall be in writing (or shall be by email provided confirmation of receipt by the Plan Administrator is received by the Participating Company) and shall be delivered to the Plan Administrator at their last known address or at such other address as the Plan Administrator shall from time to time notify the Company.

16.	MISCELLANEOUS

	(1)	If on any occasion any amount otherwise distributable to any particular Participant under Rule 14 is less than €1, the Trustees shall retain the same as part of the Residual Fund.

(2)

Any stamp duty payable on a transfer of a Participant's Shares to that Participant shall be paid by the Participating Companies who shall be entitled to claim reimbursement from the Participant concerned who on a claim being made to him shall forthwith reimburse the Participating Company for the stamp duty discharged on his behalf. In the case of any other transfer such stamp duty will be payable by the Participant concerned.

	(3)	The Company will, on request from a Participant, provide him with copies of all notices circulars and other documents sent to holders of Shares.

(4)	The Company will make available a booklet explaining the operation of the Plan and the procedure for giving directions to the Trustees or the Plan Administrator, as the case may be.

(5)

The Company may by resolution of the Board before any Appropriation Date determine to suspend the operation of Rule 2 or Appendix 3 either temporarily or permanently. If such suspension is resolved to be permanent, no further Shares will be appropriated, but the provisions of the Plan in relation to Shares already appropriated shall continue in full force and effect so far as this is possible in compliance with the applicable law.

(6)	The Company may by resolution of the Board amend any Rule of the Plan but so that:-

(a) no such amendment which affects the obligations of the Trustees shall take effect unless the written agreement of a majority of the Trustees has been obtained thereto;

(b) no such amendment to these Rules may be made which would adversely affect the interest of any Participant in respect of any Participant's Shares.

(7)	The Board may from time to time make alterations to the Trust Deed and these Rules, provided that the Board shall not make any alteration which would prejudice approval of the Plan by the Revenue Commissioners or a Participant's rights over Shares already appropriated to him.

(8)	In no circumstances may any amendment be made to the Trust Deed and Rules without the prior written approval of the Revenue Commissioners.

(9)	The decision of the Board in any dispute or question affecting any Participant under this Plan (other than a dispute or question affecting the rights or liabilities of the Trustees) shall be final and conclusive subject to the concurrence of the Auditors where required under the provisions hereof.

(10)	Neither the Company, the Participating Companies, the Plan Administrator, nor the Trustees shall be required to perform any obligation hereunder to the extent that such action would be contrary to any applicable enactment or regulation for the time being in force in relation to Exchange Control in Ireland or pursuant to the Financial Transfers Act, 1992.

17.	ERRORS AND OMISSIONS

If as a result of an error or omission:

(a) a Participating Company fails to make a payment or a sufficient payment to or on behalf of the Trustees pursuant to Rule 5(3);

(b)

a person who would, if he had complied with Rules 3(2), 3(3), 3(5) be an Eligible Employee has not been given the opportunity to participate in this Plan by having Shares appropriated to him on that occasion; or

(c) the number of Shares appropriated to any person on any occasion is found to be incorrect and such errors or omissions cannot be corrected within the relevant period(s) specified in the Rules, the Company and the relevant Participating Company and the Trustees may, but shall not be obliged to do so, do all acts and things as may be agreed in writing with the Revenue Commissioners to rectify the error or omission notwithstanding that such actions may fall outside the time limits provided by or otherwise conflict with the other provisions of the Rules or the Trust Deed.

18.	DUTIES OF PLAN ADMINISTRATOR

(1)	The Plan Administrator shall manage the operation and administration of the Plan, and for this purpose may:

	(a)	adopt rules of procedure and regulations necessary for the proper and efficient administration of the Plan provided the rules are not inconsistent with the terms of this Plan and Trust;

	(b)	with the consent of the Company, engage the service of agents whom it may deem advisable to assist it with the performance of its duties.

(2)	The Plan Administrator shall furnish the Company or the Trustees with information which they may require for tax or other purposes.

APPENDIX 1

THE XL SERVICES UK LTD PROFIT SHARING SCHEME (“the PSS”)

[ insert date]

Dear

On the the Board made an announcement in relation to the Offer under the PSS in respect of the Financial Year ended [ ]. How the Offer affects you is as follows:

• You may elect to direct in the attached instruction form that all of the amount at (1) below is used for the purchase of Plan Shares or such lesser amount as you specify. Any of the amount at (1) below which you do not direct to be used to purchase Shares will be paid to you subject to PAYE and PRSI in the normal way.

Insert amounts at (1) €[ ]

I enclose with this letter a Contract which you need to sign in order to comply with the terms of the legislation applicable to the PSS and an Instruction Form. Please complete the Contract and the Instruction Form and return on or before the [      ] day of [                ]. In the Instruction Form you need to notify the Company how much you want to take in shares in respect of your bonus.

Once you have signed the Contract it will remain effective to cover your participation under the PSS in future years. The Contract imposes specific restrictions on you in connection with any Shares allocated to you under the PSS. These restrictions are required by the Revenue Commissioners as a condition of the favourable tax treatment given to the benefits under the PSS. It also contains at paragraph 5 directions to the Trustees of the PSS relating to the procedure to be followed by the Trustees in the event of a rights issue. These directions are not irrevocable and may be changed at any time if you so wish.

Yours sincerely,

For XL SERVICES UK LTD

APPENDIX 2

PART A

CONTRACT OF PARTICIPATION

TO:	XL SERVICES UK LTD ("the Company") and the Trustees of the XL Services UK Ltd Profit Sharing Scheme (PSS).

THE XL SERVICES UK LTD PROFIT SHARING SCHEME

I acknowledge receipt of your letter/email dated [           ] offering me PSS Shares. In consideration of the present and any future offer of participation which you may make to me under the PSS I agree to be bound in contract with the Company to accept any such offer subject to the Rules of the PSS and in particular (but subject to Section 511(6) of the Taxes Consolidation Act 1997 (see Note (i)):-

1.	to permit all shares held by the Trustees on my behalf under the PSS to remain in the names of the Trustees or their nominee for the Retention Period (see Note (ii));

2.	during the Retention Period not to assign, charge or otherwise dispose of any of my rights or interests in those shares;

3.

if I direct the Trustees to transfer the ownership of any such shares to me before their Release Date (see Note (iii)), to pay to the Trustees before the transfer takes place such sum on account of income tax as they notify me is required to be paid under the relevant tax legislation;

4.	not to direct the Trustees to dispose of any such shares before the Release Date except by sale for the best consideration in money that can be reasonably obtained at the time of sale; and

5.

in the absence of any direction from me on a rights issue by XL Capital Ltd I hereby direct the Trustees of the PSS to sell sufficient of my rights to enable the Trustees to finance the subscription of the balance;

6.

in the absence of any direction from me in the event of a general offer to acquire the shares of XL Capital Ltd or another offer for such share capital, falling within the terms of Rule 13 of the PSS I hereby direct the Trustees to accept such offer;

7.	generally to be bound by the provisions of the PSS (as the same have been and may from time to time be amended);

8.	I acknowledge that I may revoke this contract in respect of future share offers.

Signed:
Date:
Please complete the following in BLOCK CAPITALS
SURNAME:
FORENAMES:
HOME ADDRESS:

P.P.S. NUMBER*:

* Obtainable from payslip.

NOTES:

(i)	The Taxes Consolidation Act, 1997 is the Act under which the PSS is established.

(ii)	The "Retention Period" is the period beginning with the date on which the particular shares are allocated to you under the PSS and ending on the second anniversary of that date or, if earlier:-

	(a)	the date on which you cease to be an employee by reason of injury, disability or redundancy;

	(b)	the date on which you reach state retirement age (currently age 66); or

	(c)	the date of your death.

(iii)

The "Release Date" is the third anniversary of the date on which the particular shares are allocated to you under the PSS (or such earlier anniversary as may be specified under the Taxes Consolidation Act, 1997).

APPENDIX 2

PART B

INSTRUCTION FORM

XL SERVICES UK LTD PROFIT SHARING SCHEME

For the [ insert year ] Offer I wish to accept the following amount to be used to acquire Shares

•	all the PSS Bonus i.e. ~	[ ]

	or	*[ ]
*insert other lesser amount

I acknowledge that any amount not accepted to be used in the purchase of Plan Shares shall be paid to me subject to PAYE and PRSI in the usual way.

Note:

The Initial Market Value of Shares allocated may not exceed €12,700 (or such other amount specified under the Taxes Consolidation Act, 1997) and accordingly scale back may apply.

By signing below you agree to the storing, processing, transfer and disclosure of your personal data by your employer to, or by, the Trustees for the Scheme, any parent company of your employing company or any other third party for the purpose of implementation, operation and administration of the Scheme or the review of data relating to the Scheme for human resources purposes. You further consent to the transfer and disclosure of your personal data between these bodies for these purposes.

This may involve the transfer of my personal data outside Ireland to countries outside the European Economic Area (EEA) where further processing of the data for the purposes outlined above may occur. These countries may not have the same data protection laws and safeguards as are in operation in Ireland.

For the purpose of this consent the data involved may include, but is not limited to: name, address, telephone and fax numbers, e-mail address, gender, emergency contacts, employee number, wage and bonus information, scheme participation levels, personal bank account number and tax related information.

Please complete in BLOCK LETTERS
Surname:
Home Address:

P.P.S. No*:
obtainable from payslip
Signature:
Date:

APPENDIX 3

ANNUAL BONUS STRUCTURE

When the Company declares a bonus for its employees the Company will also declare that part (if any) of the bonus which can be used for the purposes of the XL Services UK Limited Profit Sharing Scheme (the PSS Bonus). The PSS Bonus will be determined for each Eligible Employee on the basis of the performance based bonus system set out below, or as otherwise agreed in advance with the Revenue Commissioners in writing.

The PSS Bonus for each Eligible Employee will be a percentage of that Eligible Employees basic salary, such percentage to be determined on the basis of that employees individual performance, in accordance with the scale set out below:

Performance Rating	Description Re Performance Rating	Percentage basic salary
5 Extraordinary Performance		10%
4 Outstanding Performance		10%
3+ Performance Rating between 3 and 4	Rated between the criteria for level 3 and level 4.	10%
3 Effective Performance		10%
3- Performance rating between 2 and 3	Rated between the criteria for level 2 and level 3.	5%
2 Development needed		2%
1 Unsatisfactory performance		0%

The PSS Bonus awarded to an Eligible Employee shall be in accordance with the individual performance rating achieved by them as set out above, save that where an Eligible Employee has completed less than twelve months continuous service with the Group on the relevant Qualifying Date, his bonus will be reduced pro rata in accordance with the ratio that his continuous service up to the Qualifying Date bears to twelve months service.

GIVEN under the Common Seal of
XL SERVICES UK LTD

GIVEN under the Common Seal of
GOODBODY TRUSTEES LIMITED

SIGNED SEALED AND DELIVERED
by the said DERMOT O’DONOHOE
in the presence of :-

SIGNED SEALED AND DELIVERED
by the said MICHAEL BRADY
in the presence of :-